                                                                   EXHIBIT 10.12

          AMENDMENT NO. 1 TO STRATEGIC ALLIANCE AND SERVICE AGREEMENT
          -----------------------------------------------------------

      THIS Agreement is made and entered into as of November 23, 1999 (the "Effective Date"), by and between CarsDirect.com, Inc.("CarsDirect") and Autoland, Inc. "("Autoland") with reference to the following:

     A. The parties hereto are parties to that certain Strategic Alliance and Services Agreement dated April 1, 1999 (the "April 1999 Agreement");

     B. The parties wish to amend the April 1999 Agreement as provided below.

NOW THEREFORE, the parties agree as follows:

1. Notwithstanding the provisions of Paragraph 5 of the April 1999 Agreement (the "Non-compete Provisions") and subject to the terms and conditions set forth herein, CarsDirect shall be permitted to enter into three (3) contractual, strategic and/or business relationships (collectively the "CarsDirect Strategic Relationships) which would otherwise be prohibited pursuant to the Non-compete Provisions. Notwithstanding the foregoing, CarsDirect may not enter into a CarsDirect Strategic Relationship with a credit union ("CU") if as of the date CarsDirect proposes to enter into a CarsDirect Strategic Relationship with a CU any one of the following conditions exists: (i) the CU purposely displays Autoland brochures at its office, lobby or other physical facilities where such brochures would normally be displayed; (ii) the CU is contained on the bona-fide Autoland client list; (iii) the CU has promoted Autoland in its newsletter to members within twelve (12) months prior to the date that CarsDirect proposes to enter into the proposed CarsDirect Strategic Relationships with the CU or (iv) the CU has an established hyperlink between its website and the Autoland website located at www.Autoland.com (or successor versions thereof).

     a. Notice. Prior to consummating a CarsDirect Strategic Relationship,
        ------
CarsDirect may, but is not required to, provide Autoland with written notice of such intention which such notice shall specify the name of the CU (the "CarsDirect Notice").

     b. Response. If CarsDirect chooses to provide the CarsDirect Notice,
        --------
Autoland shall have five (5) business days from the date of the CarsDirect Notice to provide CarsDirect written verification of the existence of at least one of the conditions set forth in Sections 1(i) through (iv) above. If Autoland fails to provide such written verification within such five (5) business day period, CarsDirect may consummate the CarsDirect Strategic Relationship with the CU which was the subject of the CarsDirect Notice.

2. Notwithstanding the Non-compete Provisions and subject to the terms and conditions set forth herein, Autoland shall be permitted to enter into three (3) contractual, strategic and/or business relationships (collectively, the "Autoland Strategic Relationships") which would otherwise be prohibited pursuant to the Non-compete Provisions. Notwithstanding the foregoing, Autoland may not
(i) enter into an Autoland Strategic Relationship with an entity with which CarsDirect has a contractual relationship as of the date Autoland proposes to enter into the Autoland Strategic Relationship or (ii) develop or have developed an Autoland branded consumer website directed to the public at large; provided, however, Autoland shall be permitted in three instances as contemplated above, to enter into Autoland Strategic Relationships with third parties whose websites offer cars to the general public) and Autoland may in such cases have a co-branded relationship with such third parties including a hyperlink with such parties.

     a.   Notice. Prior to consummating an Autoland Strategic Relationship.
          ------
Autoland may, but is not required to, provide CarsDirect with written notice of such invention which such notice shall specify the name of the Non-Credit Union (the "Autoland Notice").

     b.   Response. CarsDirect shall have five (5) business days from the date
          --------
of the Autoland Notice to provide Autoland written verification of the contractual relationship with such Non-Credit Union. If CarsDirect fails to provide such written verification within such five (5) business day period, Autoland may consummate the Autoland Strategic Relationship.

3. Except as amended above, the April 1999 Agreement shall remain in full force and effect in accordance with its terms.

4.   Entire Agreement. This Amendment contains the entire understanding of the
     ----------------
parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between CarsDirect and Autoland concerning the subject matter contained herein, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of the other party in executing this Amendment except as expressly stated herein.

5.   Counterparts and Facsimile Signatures. This Amendment may be executed in
     -------------------------------------
multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

6.   Governing Law. This Amendment, its interpretation, performance or any
     -------------
breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the State of California applicable to contracts entered into and wholly to be performed within said state.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


CARSDIRECT.COM, INC.

By:  /s/ Ari Wasserman
     --------------------------------------
Its: V. P., Business Development
     --------------------------------------


AUTOLAND, iNC.

By:  /s/ Michael L. Malamut
     --------------------------------------
Its: President
     --------------------------------------

                   STRATEGIC ALLIANCE AND SERVICES AGREEMENT

     This Strategic Alliance and Services Agreement ("Agreement") is made and
                                                      ---------
entered into as of April 1, 1999 (the "Effective Date") by and between
                                       --------------
CarsDirect, Inc., a Delaware corporation with offices at 130 West Union Street, Pasadena, CA ("CarsDirect") and Autoland, Inc., a California corporation with
               -----------
offices at 4312 ("Autoland").
                  --------
                                    RECITALS

     A. CarsDirect is an Internet-based company that utilizes its site on the World Wide Web primarily to sell cars direct to consumers and the related products and services listed on Exhibit A (the "Aftermarket Products").
                                ---------       --------------------
Similarly, Autoland facilitates automobile sales and sells Aftermarket Products, but to predominately credit union members and other affinity groups.

     B. CarsDirect desires to obtain, and Autoland desires to provide, certain infrastructure and and know-how to enable CarsDirect to market and sell the Aftermarket Products to CarsDirect customers.

     C. Accordingly, Autoland will dedicate certain of its employees and work with CarsDirect employees to sell Aftermarket Products to CarsDirect customers under the CarsDirect name.

     D. In consideration of Autoland's assistance, CarsDirect will issue Autoland shares of its Common Stock and reimburse Autoland for its out of pocket expenes associated with its efforts pursuant to this agreement.

     NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

     1. Autoland Commitment.
        -------------------

        (a) Initial Personnel. Within five (5) days of the Effective Date,
            -----------------
CarsDirect and Autoland employees will work together to service the customers which CarsDirect desires to service with the assistance Autoland (the "CarsDirect Customers") in accordance with the Organizational Chart attached
 --------------------
hereto as Exhibit B which may be amended at any time with the consent of both parties. The Autoland employees listed on Exhibit B shall be referred to as the "Dedicated Autoland Employees." It is acknowledge that some of the Dedicated Autoland Employees will service CarsDirect Customers only part time and continue to work on behalf of Autoland with the remainder of their time. All matters pertaining to the employment, supervision, compensation, promotion and discharge of the Dedicated Autoland Employees shall be the responsibility of Autoland. Autoland will assist CarsDirect in hiring and training new CarsDirect employees to work in the Autoland Office Space (as defined in subsection b below). The initial Dedicated Autoland Employees and the initial CarsDirect employees to work in the Autoland Office Space will be named in Exhibit B.

        (b) Office Space. Within five (5) days of the Effective Date, Autoland
            ------------
will make available office space of sufficeint size and quality within the Autoland headquarters located in Sherman Oaks, California (the "Autoland Office
                                                                ---------------
Space") to house the Dedicated Autoland Employees and the CarsDirect employees
-----
which CarsDirect assigns to the Autoland Office Space. In addition, from time to time, Autoland will provide additional Autoland Office Space as reasonably necessary to house such additional CarsDirect employees as CarsDirect shall desire to locate at the Autoland headquarters provided that Autoland shall not be required at anytime to provide for more than 36 CarsDirect employees and Dedicated Autoland Employees combined at the Autoland Office Space.

        (c) Training. At CarsDirect's request, Autoland will hold training
            --------
classes for CarsDirect employees; provided however, that Autoland shall not be required to hold more than one such class during any thirty (30) day period. Such classes will be substantially similar to Autoland's standard classes for new Autoland customer service employees including, but not limited to, in terms of; (i) being taught by the same personnel, (ii) being taught in the same manner according to the same schedule; (iii) teaching the same content (though customized for CarsDirect); and (iv) utilizing the same materials (though customized for CarsDirect).

        (d) Resources. To the extent legally or contractually permitted,
            ---------
Autoland will provide each of the employees located at the Autoland Office Space with the necessary resources, computers, phones, other equipment, manuals, sales materials, software and other such materials to service the CarsDirect Customers as contemplated by this Agreement. This will include full access to the proprietary systems and relationships and agreements with third parties which Autoland utilizes to service its own customers. In addition, Autoland will assist CarsDirect in developing its own proprietary training, sales and such other manuals and materials as should be reasonably necessary for the CarsDirect employees to effectuate the sale of the Aftermarket Products to the CarsDirect Customers, tailor the training program to give it the "CarsDirect Feel" and for such other purposes as shall reasonably be deemed necessary by CarsDirect.

        (e) Standards. The items which Autoland will provide pursuant to this
            ---------
Section 1 (e.g., employees, office space, training and resources) will be sufficient in quantity and quality to provide the CarsDirect Customers with the same high quality of customer service which Autoland provides its own customers. It is acknowledged that the parties expect the volume of CarsDirect Customers and the volume of Automotive Products sold to service the CarsDirect Customers to increase significantly over time and that Autoland will use its best efforts to hire, develop, direct and train additional resources and Dedicated Autoland Employees as necessary to maintain this high level of customer service.

     2. Reimbursement.
        -------------

        (a) Personnel Costs. CarsDirect will reimburse Autoland only for the
            ---------------
salaries of the Dedicated Autoland Employees listed on Exhibit B. To the extent
                                                       ---------
that any of the Dedicated Autoland Employees work only part time in servicing the CarsDirect Customers, then CarsDirect will reimburse Autoland in proportion to their time spent servicing CarsDirect Customers versus their total time spent at Autoland (such proportion shall also be listed on Exhibit B). Exhibit B may
                                                     ---------   ---------
be amended either (i) by Autoland on each anniversary of thge Effective Date to reflect actual, demonstrable changes in Autoland's costs, or (ii) at any time upon the consent of both parties.

        (b) Schedule of Costs. In addition, CarsDirect will reimburse Autoland's
            -----------------
out of pocket expenses actually expended for each of the items set forth in
Section 1(b) trough 1(e) above according to the schedule in Exhibit C. Such
                                                            ---------
schedule may be amended by Autoland on each anniversary of the Effective Date to reflect actual, demonstrable changes Autoland's costs. Such schedule may be amended at any time with the consent of both parties to add additional items for reimbursement. CarsDirect will not be obligated to pay or reimburse Autoland for any items that are not listed on Exhibit C (or Exhibit B). Except for the ADP
                                 ---------     ---------
hardware and software and the telephone system upgrades referred to in Exhibit C, to the extent that payments made by CarsDirect to Autoland pursuant to this
Section 2 are for the purchase of property (e.g., computers, phones, computer programs), CarsDirect will be the owner of such property and shall be entitled to take possession of such property upon the termination of this Agreement or upon vacating the Autoland Office Space.

        (c) Timing of Payments. Autoland will invoice CarsDirect for
            ------------------
reimbursement of Autoland's costs actually expended during such month as set forth below. Autoland will invoice CarsDirect for reimbursement pursuant to
Section 2(a) (i.e., personnel expenses) on the fifth day and twentieth day of each month on each occasion for one-half of the monthly salaries of the then current Dedicated Autoland Employees. Autoland will invoice CarsDirect once each month for reimbursement pursuant to Section 2(b) (i.e., other expenses). CarsDirect will pay such invoices within ten (10) days of receiving such invoices. Autoland shall keep accurate, full and complete books and accounts and supporting documentation showing to services it has rendered and the costs it has incurred for each of the items set forth in Section 1 above according to the schedules in Exhibit B and Exhibit C. CarsDirect shall have the right to audit
             ---------     ---------
such materials at such times as shall be reasonably satisfactory to each of Autoland and CarsDirect.

     3. Car Sourcing.
        ------------

        (a) Sourcing of Automobiles. Autoland will utilize its network of
            -----------------------
automobile dealership relationships and agreements and other such methods of sourcing automobiles to procure automobiles to fill the orders of CarsDirect Customers. CarsDirect Customers will acquire title to, and take possession of, such automobiles in the same manner as Autoland's customers do, or in such other manner shall be reasonably satisfactory to each of Autoland and CarsDirect.

        (b) Pricing of Automobiles. The price CarsDirect or the CarsDirect
            ----------------------
Customer (whichever CarsDirect elects to have take title) will pay for any such automobiles will be the same as the total dollar amount which Autoland would pay at that time for the same automobile. Autoland will pay to CarsDirect any "holdbacks," rebates or similar payments that Autoland receives as a result of automobiles sold to any CarsDirect Customer.

        (c) Flow of Funds from Autoland. Autoland will provide CarsDirect with
            ---------------------------
separate financial and accounting statements which describe the financial activity arising from the CarsDircet Customers and CarsDirect's and Autoland's efforts pursuant to this agreement. Such statements will be substantially similar to the financial and accounting statements Autoland uses for its own purposes. All revenues and cash generated by sales and services to CarsDirect Customers will be kept separate amd apart from Autoland's revenue and cash, and will be deposited only into CarsDirect bank account or held by CarsDirect employees.

     4. Products and Services.
        ---------------------

        (a) Private Label. The Aftermarket Products offered to the CarsDirect
            -------------
Customers through or with the assistance of Autoland personnel, to the extent legally allowable and to the extent desired by CarsDirect, will be exclusively offered under the name and account of CarsDirect. It is acknowledged that Autoland will accordingly be unable to offer certain Aftermarket Products until new sales literature and other materials are created.

        (b) List of Products. Only products specified on Exhibit A will be
            ----------------                             ---------
deemed Aftermarket Products and only Aftermarket Products may be offered to CarsDirect Customers through Autoland Dedicated Employees. Exhibit A may be
                                                           ---------
amended at any time with the consent of CarsDirect to reflect changes in existing products or provide for the addition of new products.

        (c) Description of Products. For each Aftermarket Product, Exhibit A
            -----------------------                                ---------
lists: (i) the name of the product or service, (ii) the name of the provider of such product or service and the names of any outrside affiliated agencies used by such provider, (iii) a brief description of the product or service, (iv) the retail price to the CarsDirect Customer for such product or service; and (v) either the wholesale cost to CarsDirect for such product (which shall be equa1 to Autoland's cost) or the per unit commission for each such product (which shall be equal to Autoland's commission).

     5. Non-Complete. During the term of this Agreement and for one year
        ------------
thereafter, CarsDirect shall not be permitted to (i) intentionally market directly to credit unions or other affinity groups (which shall not be deemed to include groups rising in connection with nationally recognized, branded, automobile related publications which are unrelated to credit unions, or advertisements, contests or sponsorships on Internet portals (e.g., AOL, Yahoo, etc.)), (ii) provide website designs for credit unions or affinity groups, (iii) develop or enter into contractual relationships with, or provide direct assistance to, credit unions or affinity groups, or (iv) permit hypertext links to credit unions or affinity groups on its website. During the term of this Agreement and for one year thereafter, Autoland and shall not be permitted to
(i) intentionally market directly to other than credit unions and affinity groups, (ii) provide website designs for other than credit unions or affinity groups, (iii) develop or enter into contractual relationship with, or provide assistance to, other than credit unions and affinity groups, or (iv) permit hypertext links to any Autoland related website to be located on the websites of any entity other than a credit union or affinity group. it is understood that the forgoing shall not be construed to either prevent Autoland from selling products and services to non-credit union or affinity group members by any means not in violation of this Section 5, or prevent CarsDirect from selling products and services to credit union and affinity group members who come to the CarsDirect website by any means not in violation of this Section 5.

     6. Compensation. In consideration of Autoland's providing expertise and
        ------------
knowledge with regard to the automobile business and for its experience in marketing automobiles, CarsDirect will issue 50,000 shares of its Common Stock to Ron Fry on the Effective Date. CarsDirect will also issue 989,540 shares of its Common Stock to Mike Malamutt on the Effective Date, 450,000 shares of which will be delivered to Mike Malamutt on the Effective Date and 539,540 shares of which shall be held in escrow by CarsDirect pursuant to the terms of a Restricted Stock Purchase Agreement to be entered into by and between Mike Malamutt and CarsDirect. 200,000 shares shall be delivered to Mike Malamutt on the first month anniversary of the Effective Date and an additional 67,908 shares shall be delivered to Mike Malamutt on each of the second through sixth month anniversaries of the Effective Date, provided that Autoland has not breached its obligations under this Agreement. In no event will CarsDirect issue more than 50,000 shares to Ron Fry or more than 989,540 shares to Mike Malamutt pursuant to this Agreement.

     7. Representations and Warranties.
        ------------------------------

        (a) Autoland represents and warrants to CarsDirect as specified on Exhibit D.
---------

        (b) CarsDirect represents and warrants to Autoland as specified on Exhibit E.
---------

     8. Confidentiality. Each party agrees to keep confidential and not to
        ---------------
disclose to any third party the terms and conditions of this Agreement; provided, however, that each party may disclose the terms and conditions of this Agreement (i) in confidence, to its banks, lawyers, accountants and other professional advisors, (ii) in connection with its enforcement of rights under this Agreement, (iii) as may be required by law pursuant to a judicial proceeding; provided, however, that the disclosure must not exceed the extent necessary to comply with the request for information and the party disclosing information about this Agreement must provide the other party with prior notice of such disclosure.

     9. Term and Termination.
        --------------------

        (a) Term. This Agreement will commence on the Effective Date, and be
            ----
effective for a period of one year. Thereafter, this Agreement will remain in effect until cancelled by either party upon sixty (60) days written notice to the other party.

        (b) Survival. Upon such termination, all rights amid duties of the
            --------
parties toward each other shall cease except Sections 8 (Confidentiality), 9 (Term and Termination) and 10 (Miscellaneous) shall survive expiration or termination of this Agreement.

    10. Miscellaneous.

        (a) Amendments. No amendment or modification of this Agreement will be
            ----------
valid unless made in writing and signed by both CarsDirect and Autoland.

        (b) Assignment. The parties acknowledge that a portion of the
            ----------
consideration for CarsDirect's entering into this Agreement is the special skill and reputation of Autoland. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Autoland without CarsDirect's express written consent. Subject to the foregoing, this Agreement shall inure to each party's successors and assigns. CarsDirect may assign its right and obligations under this Agreement in connection with a merger, acquisition, reorganization, or sale of all or substantially all its assets relating to this Agreement.

        (c) Compliance with Laws. Autoland shall comply with all applicable
            --------------------
federal, state, local and other laws, regulations, ordinances or statutes of which it is aware in connection with its activities under this Agreement. It is recognized that Autoland does not currently operate in every state. Accordingly, CarsDirect shall be responsible for the legal fees it incurs in connection with the offering of products and services to CarsDirect customers outside of the states in which Autoland currently operates.

        (d) Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

        (e) Entire Agreement. This Agreement along with any Exhibits and
            ----------------
Amendments hereto form the entire agreement of the parties and supersede any prior agreements between them with respect to the subject matter hereof.

        (f) Headings. Section headings contained in this Agreement are included
            --------
for convenience only and form no part of this Agreement.

        (g) Independent Contractors. It is the express intention of the parties
            -----------------------
that Autoland is an independent contractor. Nothing in this Agreement will in any way be construed to constitute Autoland as an agent, employee, representative or partner of CarsDirect, nor will this Agreement be construed as creating a joint venture.

        (h) Notices. Notices under this Agreement will be deemed given upon
            -------
delivery if personally delivered, or 48 hours after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Any notice or request with reference to this Agreement must be made by first class mail postage prepaid, telex, or facsimile to the address in the preamble of this Agreement. Each party may change such notice address by written notice.

        (i) Severability. If any provision of this Agreement is declared invalid
            ------------
by any court or government agency, all other provisions will remain in full force and effect.

        (j) Use of Names. Neither party shall use in any advertising,
            ------------
promotional or sales literature the name of the other party without prior written consent.

        (k) Governing Law. This Agreement will be governed by the laws of the
            -------------
State of California as applied to agreements entered into and performed within California by residents of that state. Each party hereby expressly consents to the nonexclusive personal jurisdiction and venue of the state and federal courts located in Los Angeles County for any lawsuit arising from or relating to this Agreement.

        (l) Waiver. Waiver of any term or provision of this Agreement or
            ------
forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or waiver of any other term or provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


           "CarsDirect"                              "Autoland"


By: /s/ Scott Painter                   By: /s/ Michael L. Malamut
   -------------------------------         -------------------------------------

Print Name: Scott Painter               Print Name: Michael L. Malamut
           -----------------------                 -----------------------------

Title: CEO                              Title: President
      ----------------------------            ----------------------------------